Exhibit 99.2

June 28, 2005

10780 Parkridge Blvd.

Suite 400

Reston, VA 20191

Ph 571-382-1090

Fax 571-382-1002

www.tier.com

Joseph J. McCarthy

City National Bank

Commercial Banking Services

2001 North Main Street, Suite 200

Walnut Creek, CA 94596

Via Facsimile: 925-274-5738

Re: Letter Agreement: Tier Re-incorporation by Merger

Dear Joe;

This letter follows our recent communications in connection with the intention of Tier Technologies, Inc., a California Corporation (“Tier”) to re-incorporate as a Delaware Corporation. Tier is currently in the process of shareholder approval for changing the state of incorporation from California to Delaware by means of a merger with, and into, a newly wholly owned Delaware subsidiary of Tier. This new wholly owned Delaware subsidiary corporation will be the surviving corporation in the merger. Pending shareholder approval, the merger is planned to be effective in July 2005. Tier acknowledges that the purpose of this merger is to change the Tier’s jurisdiction of incorporation from California to Delaware.

City National Bank (“CNB”) agrees that the proposed merger and re-incorporation of Tier into Delaware shall not be considered a violation or a default of the terms of the Credit And Security Agreement (“Agreement”) dated January 29, 2003, including but not limited to the specific provisions as to Representations and Warranties (Section 4); Corporate Existence (Section 5.7); or Negative Covenants (Section 6).

By authorized signatures below, Tier and CNB agree to the terms of this letter agreement. This letter agreement may be signed in counterparts and sent via facsimile. Other than as specifically agreed herein, or by separate mutually executed agreement, the terms and conditions of the Agreement remain unchanged.

Tier/CNB letter agreement 06/29/05	Page 1 of 2

ACKNOWLEDGED AND AGREED BY:

TIER TECHNOLOGIES, INC.		CITY NATIONAL BANK

By:	/s/ James R. Weaver	By:	/s/ Joseph McCarthy
Name:	James R. Weaver	Name:	Joseph McCarthy
Title:	President & CEO	Title:	Senior Vice President
Date:	June 29, 2005	Date:	6/30/05

Tier/CNB letter agreement 06/29/05	Page 2 of 2